Exhibit 99.1 Tanger Closes $550 Million of Unsecured Term Loan Facilities Increases Total Capacity by $225 Million with $150 Million Under Delayed Draws Extends Debt Maturities, Improves Pricing and Expands Lending Group Greensboro, NC, January 6, 2026, Tanger® (NYSE:SKT), a leading owner and operator of outlet and open-air retail shopping destinations, today announced that its operating partnership, Tanger Properties Limited Partnership (“the Company”), has closed on $550 million of unsecured term loans increasing the Company’s term loan capacity by $225 million, enhancing liquidity, extending debt duration, lowering pricing, and expanding its bank group. The $550 million of term loan capacity is comprised of a $350 million loan due December 2030 and a $200 million loan due January 2033. The Company drew $400 million at closing and has a combined $150 million under a delayed draw feature, allowing the Company to draw the proceeds over the next six to nine months, further improving flexibility and providing future liquidity. The Company expects to utilize the initial $75 million of incremental proceeds to reduce borrowings under the Company’s $620 million unsecured lines of credit and for working capital purposes. Unsecured Term Loans: • The Company amended its current $325 million unsecured term loan, increasing total capacity to $350 million, extending maturity through December 2030, and adding a delayed draw feature totaling $100 million for up to nine months after closing (the “2030 Term Loan”). The applicable pricing margin is SOFR plus 95 basis points based on Tanger’s current credit rating, and the current 10-basis point credit adjustment spread was removed. • The Company entered into an agreement for a new $200 million unsecured term loan, due January 2033, with a delayed draw feature of $50 million for up to six months after closing (the “2033 Term Loan”). The 2033 Term Loan bears interest at an annual rate of SOFR plus 125 basis points based on Tanger’s current credit rating. The Company has interest rate swaps in place that fix SOFR at various rates and durations on the drawn amounts of the term loans, and the Company will continue evaluating opportunities to manage interest rate exposure. In addition to the term loans, the Company amended its $600 million revolving credit facility and its $20 million liquidity line to remove the 10-bps SOFR credit adjustment spread and made other changes that conform to the 2030 and 2033 Term Loans. "We appreciate the continued strong support we have received from our lender group,” commented Michael Bilerman, Executive Vice President, Chief Financial Officer and Chief Investment Officer. “This amendment to our existing term loan and the addition of the 2033 Term Loan improves our liquidity, provides additional flexibility, and further strengthens Tanger’s balance sheet as part of our commitment to deliver long-term growth for stakeholders." Wells Fargo Securities, LLC, BofA Securities, Inc., Truist Securities, Inc., and U.S. Bank National Association served as Joint Lead Arrangers, while First Citizens Bank and Trust Company, Mizuho Bank, LTD, Regions Bank, TD Bank, N.A., and The Bank of Nova Scotia served as Lenders for the 2030 Term Loan. TD Securities (USA) LLC and Regions Capital Markets, a division of Regions Bank, served as Joint Lead Arrangers, while Truist Bank and U.S. Bank National Association served as Documentation Agents and First Citizens Bank and Trust Company served as a Lender for the 2033 Term Loan. About Tanger®

Exhibit 99.1 Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 44 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 38 outlet centers and three open-air lifestyle centers includes more than 16 million square feet well positioned across tourist destinations and vibrant markets in 22 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 800 different brand name companies. For more information on Tanger, call 1-800-4TANGER or visit tanger.inc. Safe Harbor Statement This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies, and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," or similar expressions. These forward-looking statements are based upon the beliefs and expectations of management at the time of this release. You should not rely on forward-looking statements since they involve known and unknown risks and uncertainties which could cause actual results to differ materially from those presented in the forward- looking statements. Please refer to the documents filed by the Company with the SEC, including specifically the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and the Company's other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. The Company does not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. Investor Contact Information Doug McDonald SVP, Treasurer and Investments T: (336) 856-6066 TangerIR@tanger.com